Exhibit 23.2

Consent of Independent Registered
Public Accounting Firm

We consent to the inclusion in this Pre-Effective Amendment No. 3 to the registration statement of Velcera, Inc. on Form SB-2/A of our report, which includes an explanatory paragraph relating to Denali Sciences, Inc.’s ability to continue as a going concern dated February 6, 2007, on our audits of the financial statements of Denali Sciences, Inc. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. Cohn LLP

Roseland, New Jersey
October 17, 2007